SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant  [  ]
     Filed by a Party other than the Registrant  [  ]

     Check the appropriate box:
     [  ]  Preliminary Proxy Statement    [  ]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [  ]  Definitive Additional Materials
     [  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            SEVERN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              Severn Bancorp, Inc.


                    1919 A West Street, Annapolis, Maryland 21401


                                                                March 27, 2003


To the Shareholders of Severn Bancorp, Inc.:

         You are cordially invited to attend the Annual Meeting of shareholders of Severn Bancorp, Inc. to be held on Wednesday, April 30, 2003, at 7:30 p.m. Eastern Time, at The Radisson Hotel, 210 Holiday Court, Annapolis, MD 21401.

         At the Annual Meeting, you will be asked to elect four directors, each to serve for a three-year term, ratify the appointment of Anderson Associates, LLP as independent auditor of Severn Bancorp, Inc. and to transact such other business as may properly come before the Annual Meeting or any adjournments.

         The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR the ratification of Anderson Associates, LLP as independent auditor for Severn Bancorp, Inc. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.


                                        Sincerely,

                                             /s/

                                        Alan J. Hyatt
                                        Chairman, President and
                                        Chief Executive Officer

                              SEVERN BANCORP, INC.
                               1919 A West Street

                            Annapolis, Maryland 21401
                                 (410) 841-6925

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                 April 30, 2003


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Severn Bancorp, Inc. will be held at The Radisson Hotel, 210 Holiday Court, Annapolis, Maryland 21401 on Wednesday, April 30, 2003, at 7:30 p.m., Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

              1. To elect Alan J. Hyatt, Melvin E. Meekins, Jr., Louis DiPasquale, Jr. and Keith Stock to serve as directors for a three-year term;

              2. To ratify the appointment of Anderson Associates, LLP as independent auditor for Severn Bancorp, Inc. for the year ending December 31, 2003; and

              2. To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the meeting.

         Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the meeting.

         Shareholders of record at the close of business on March 17, 2003 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

                                 By Order of the Board of Directors

                                       /s/
                                 S. Scott Kirkley
                                 Secretary
Annapolis, Maryland
March 27, 2003

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

                                 PROXY STATEMENT
                                       FOR
                              SEVERN BANCORP, INC.
                                1919A WEST STREET
                            ANNAPOLIS, MARYLAND 21401
                                  410-841-6925

         This proxy statement contains information about the annual meeting of shareholders of Severn Bancorp, Inc. to be on Wednesday, April 30, 2003, at 7:30 p.m. local time at The Radisson Hotel, 210 Holiday Court, Annapolis, Maryland 21401 and at any postponements or adjournments of the meeting.

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

         We sent you this Proxy Statement and the enclosed proxy card because you were a shareholder of Severn Bancorp, Inc. (the "Company") on March 17, 2003. Our Board of Directors chose this day as the record date for shareholders entitled to vote at the Annual Meeting of Shareholders. The Board of Directors is soliciting your proxy to be voted at the Annual Meeting of Shareholders.

         This Proxy Statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         We began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 27, 2003 to all shareholders entitled to vote. On the record date, there were 4,142,592 shares of our common stock issued and outstanding. The common stock is our only class of stock outstanding. We are also sending our Annual Report/Form 10-K for the fiscal year ended December 31, 2002 along with this Proxy Statement. The Annual Report/Form 10-K is not to be deemed a part of the material for the solicitation of proxies.

How do I vote by proxy?

         You vote your proxy by completing the proxy card enclosed in accordance with its instructions, signing and dating the proxy and returning it in the postage-paid envelope. You may also just sign and date your proxy card and return it. Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

         o        "FOR" the election of all four nominees for director, and

         o "FOR" ratification of the appointment of Anderson Associates, LLP as independent auditor for the year ending December 31, 2003.

         In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

1. The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve, and

2. Other proposals for which management did not have notice at least 60 days prior to the date of the annual meeting of shareholders, and

3.   Matters incidental to the conduct of the meeting.

         On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this Proxy Statement was mailed, we knew of no matters that needed to be acted upon at the meeting, other than those discussed in this Proxy Statement.

How many votes do I have?

         The number of votes you have is dependent on the number of shares of common stock you own. Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request. Attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

         If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a proxy card and letter from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on March 17, 2003, the record date for voting.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies that are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required for each proposal?

         The four nominees for director who receive a majority of the votes represented and voting at the meeting will be elected. As a result, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

         In order to ratify the selection of the independent auditor, the auditor must receive the affirmative vote of a majority of the votes represented and voting at the meeting. As a result, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

         In order to approve any other matters that may properly come before the meeting, generally, a majority of those votes cast by stockholders shall be sufficient to pass on the matter. However, there may be occasions where a greater vote is required by law, or by our Articles of Incorporation or Bylaws.

Who will bear the costs of solicitation of proxies?

         We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

                                 STOCK OWNERSHIP

Who are the largest owners of Severn Bancorp's common stock?

         Persons and groups owning in excess of 5% of the common stock are required to file reports with the Securities and Exchange Commission regarding their ownership pursuant to the Securities Exchange Act of 1934. Except as set forth in the following tables, we know of no person or entity, including any group of persons, who or which is the beneficial owner of more than 5% of the outstanding shares of common stock on the record date. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own common stock not only if you hold it directly, but also if you hold it indirectly or, through a relationship, contract, or understanding, have, or share, the power to vote the stock, to sell it, or you have the right to acquire it within 60 days of the record date.

How much stock do Severn Bancorp's directors and officers own?

         The following table shows the beneficial ownership of the Company's common stock as of March 17, 2003 by (i) our President and Chief Executive Officer; (ii) our most highly compensated executive officers in 2002; (iii) each director and nominee for director; and (iv) by all directors and executive officers as a group.

                                                    Beneficial
                                                   Ownership of    Percent of
Name of Individual                                Severn Bancorp     Total
Nominees for Director:
    Alan J. Hyatt ..........................        1,008,806 1      24.35%
    Melvin E. Meekins, Jr. .................          203,125 2       4.90%
    Louis DiPasquale, Jr. ..................           93,081 3       2.25%
    Keith Stock ............................           39,000 4       0.94%
Directors Continuing in Office:
    S. Scott Kirkley .......................          139,419 5       3.37%
    Melvin Hyatt ...........................           79,617 6       1.92%
    Ronald P. Pennington ...................           56,466 7       1.36%
    T. Theodore Schultz ....................           25,500 8       0.62%
    Dimitri Sfakiyanudis ...................           30,000         0.72%
Other Executive Officer
    Cecilia Lowman .........................           54,225 9       1.31%

All directors and executive
  officers as a group.......................        1,729,239        41.74%



1 595,995 of such shares are owned by Mr. Hyatt and his wife. He controls 9,000 shares as custodian for his children. The Company's ESOP holds an additional 44,332 shares for the benefit of Mr. Hyatt. The number of shares indicated includes 378, 593 shares which Mr. Hyatt can vote as a trustee of the Company's ESOP.
2 159,915 of such shares are owned by Mr. Meekins and his wife. The Company's ESOP holds an additional 46,110 shares for the benefit of Mr. Meekins. The number of shares indicated does not include the shares which Mr. Meekins can vote as a trustee of the Company's ESOP.
3 61,380 of such shares are owned by Mr. DiPasquale for the benefit of his children.
4 30,000 shares are held by First Financial Partners, Inc., a private investment company of which Mr. Stock serves as Chairman.
5 131,175 of such shares are owned by Mr. Kirkley and his wife. The Company's ESOP holds an additional 30,594 shares for the benefit of Mr. Kirkley.
6 16,500 of such shares are owned by Mr. Hyatt and his wife. Melvin Hyatt is the uncle of Alan J. Hyatt.
7    All such shares are owned by Mr. Pennington and his wife.
8    7,500 of such shares are owned by Mr. Schultz and his wife.
9 54,225 of such shares are held by Mrs. Lowman and her husband. The Company's ESOP holds an additional 21,638 shares for the benefit of Mrs. Lowman.

                             PRINCIPAL SHAREHOLDERS

         The following table presents information known to the Company regarding the beneficial ownership of Common Stock as of March 17, 2003 by each person believed to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.


                                                                        Number of Shares
                                                                          and Nature of         Percent of
                                                                           Beneficial          Common Stock
    Name and Address of Beneficial Owner                                  Ownership(a)          Outstanding
Alan J. Hyatt 10                                                            1,008,806             24.35%
1919 West Street
Annapolis, Maryland  21401

Louis Hyatt 11                                                               431,100              10.41%
1919 West Street
Annapolis, Maryland  21401

The Severn Savings Bank Employee Stock Ownership Plan Trust 12               378,593               9.14%
(the "ESOP Trust")
c/o Severn Bancorp, Inc.
1919 A West Street
Annapolis, Maryland  21401

10 595,995 of such shares are owned by Mr. Hyatt and his wife. He controls 9,000 shares as custodian for his children. The Company's ESOP holds an additional 44,332 shares for the benefit of Mr. Hyatt. The number of shares indicated includes 378, 593 shares which Mr. Hyatt can vote as a trustee of the Company's ESOP.
11 21,690 of such shares are owned by Mr. Hyatt and his wife. Louis Hyatt is the father of Alan J. Hyatt.
12 Employees cannot vote or control the stock held for their benefit in the Company's ESOP and the number of such shares are, therefore, not included on their behalf in this chart in the number of shares held by such individual. The shares of stock in the Company's ESOP are voted by the trustees of the plan; the trustees are Alan J. Hyatt and Melvin E. Meekins, Jr.


                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:  Election of Directors

         General. We have nominated four directors for election at the annual meeting, which is the number of directorships fixed for the election of directors.

         We have nominated the persons named below, three of whom are present members of the Board of Directors of the Company, for election to serve until the annual meeting of shareholders for the year ended December 31, 2005.

                                 [See chart on following page]



Name of Individual                  Age 13                   Principal Occupation for Last Five Years
--------------------------------    ------     ------------------------------------------------------
Alan J. Hyatt                          48      Alan J. Hyatt has been  Chairman  of the Board and  President  of the
                                               Severn Savings Bank, FSB (the "Bank"), a subsidiary of the
                                               Company, since 1982, having previously served as an officer and director since 1978. He is also the Chairman of the Board and President of the Company. Mr. Hyatt has been a partner in the law firm of Hyatt, Peters & Weber, LLP, Annapolis, Maryland since 1978 and is a real estate broker with Arundel Realty
                                               Services, LLC, Annapolis,  Maryland. Mr. Hyatt spends
                                               approximately 50% of his professional time on the affairs
                                               of the Bank and the Company and the balance on his law practice.

Melvin E. Meekins, Jr.                 61      Melvin E.  Meekins,  Jr.  joined the Bank as a Director and Executive
                                               Vice  President in April 1983, and he serves in the same capacity for
                                               the  Company.   Mr.  Meekins  is  the  Bank's   Principal   Operating
                                               Officer.  Mr.  Meekins  has been  employed  in the  savings  and loan industry  since  1962.  He  is  a  graduate  of  the  Institution  of
                                               Financial  Education's  Executive  Development School,  University of
                                               Connecticut  and the  Graduate  School  of  Savings  & Loan,  Indiana
                                               University.

Louis DiPasquale, Jr.                  80      Louis DiPasquale,  Jr. has been a Director since the inception of the
                                               Company and the Bank. Mr.  DiPasquale has been the  owner/operator of the Motel Carlton in Baltimore,  Maryland since 1964. Mr.  DiPasquale served as Secretary/Treasurer of the Bank from 1964 to 1978.

         The director nominee currently not serving as a director is:


Name of Individual                  Age 13                    Principal Occupation for Last Five Years
--------------------------------               ------------------------------------------------------
Keith Stock                            50      Keith  Stock  served as a  Director  of the Bank From  April  1990 to
                                               December  1993.  Mr.  Stock is Global  Vice  President  of Cap Gemini
                                               Ernst  &  Young.  Previously  he was  Chairman  and  Chief  Executive
                                               Officer of First Financial Investors,  Inc., the bank holding company for St. Louis Bank,  FSB. Mr.  Stock earned his A.B.  from  Princeton
                                               University  and  received  his  M.B.A.  in finance  from the  Wharton
                                               School, University of Pennsylvania.


13 As of December 31, 2002

Directors Continuing in Office. The directors continuing in office are:

Name of Individual                   Age13                   Principal Occupation for Last Five Years
--------------------------------     -------   ------------------------------------------------------
S. Scott Kirkley                        50     S. Scott Kirkley has been a Director and  Secretary/Treasurer  of the
                                               Bank since 1980 and Senior Vice President since 1989. He serves in the same capacities for the Company. He has been employed by the Bank on a full-time basis since 1987 and has primary
                                               responsibility for the Bank's residential loan operations.

Melvin Hyatt                            70     Melvin Hyatt has been a Director of the Company  since its  inception and a  Director  of  the  Bank  since  1978.  He is  employed  by the
                                               Housing  Authority of the City of  Annapolis.  Mr. Hyatt is the uncle of Alan J. Hyatt.

Ronald P. Pennington                    63     Ronald P.  Pennington  has been a Director of the  Company  since its inception and a Director of the Bank since 1980.  Mr.  Pennington has owned and operated an independent  tool  distributorship  since 1985, and now is a retired investor.

T. Theodore Schultz                     63     T.  Theodore  Schultz has been a Director  of the  Company  since its inception  and a Director  of the Bank  since  1986.  Mr.  Schultz is self-employed  and owns Schultz and Company,  Inc. Mr.  Schultz is an enrolled  agent,  accredited  tax advisor with an accounting  and tax practice in the Annapolis area since 1971.

Dimitri Sfakiyanudis                    60     Dimitri Sfakiyanudis has served as a Director of the Company and of the Bank since 1993.  He is Chief Executive Officer of Sigma
                                               Engineering, Inc. a civil engineering and surveying firm and also serves as President of Omega Properties, Inc. a land development company.



13 As of December 31, 2002

         The Board of Directors and Committees. Our Board of Directors generally meets on a monthly basis, or as needed. During the year ended December 31, 2002, our Board of Directors met twelve times. No director attended fewer than 75% in the aggregate of (a) the total number of board meetings held while the director was a member during the year ended December 31, 2002 and (b) the total number of meetings held by committees on which the director served during the year.

         The Company's nominating committee consists of Louis DiPasquale, Jr., Melvin Hyatt, Ronald P. Pennington, T. Theodore Schultz and Dimitri Sfakiyanudis. While the nominating committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders for nominees nor, conditioned on compliance with the procedural requirements contained in our Articles of Incorporation and Bylaws, established any procedures for this purpose. Our nominating committee met one time in its capacity as the nominating committee during 2002.

         The Company has no compensation committee because the Company has no employees. The Bank has a compensation committee, as the Bank has employees. The Bank's compensation Committee consists of:


13 As of December 31, 2002

                               T. Theodore Schultz
                                 Melvin Hyatt14
                              Dimitri Sfakiyanudis
                              Louis DiPasquale, Jr.
                                Ronald Pennington

         T. Theodore Schultz, Ronald Pennington and Dimitri Sfakiyanudis serve as the Company's Audit Committee. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under the rules of the Nasdaq Stock Market. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors of the Company, a copy of which is attached as Appendix A hereto.

         The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 with Severn Bancorp, Inc.'s management. The Audit Committee has discussed with Anderson Associates, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Anderson Associates, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Anderson Associates, LLP the independence of Anderson Associates, LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     Recommendation: The Board recommends a vote "FOR" all four nominees for director.

Proposal 2: Ratification of appointment of independent auditor.

         We have appointed Anderson Associates, LLP as independent auditor for the year ending December 31, 2003. If you do not ratify the selection of independent auditor, the Audit Committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that a change would be in our best interests and the best interest of our shareholders.

         Recommendation. The Board of Directors recommends a vote "FOR" the ratification of the selection of Anderson Associates, LLP as the independent auditor for the year ending December 31, 2003.

                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

How do we compensate directors?

         The Company does not compensate its directors. Directors of the Bank received $1,150 per meeting of the Board of Directors attended in 2002. Additionally, each non-employee member of a committee of the Board of Directors of the Bank receives a fee ranging between $300 to $750 per committee meeting. A total of $82,200 in the year ended December 31, 2002 was paid as directors' fees and committee fees for the Bank.


14 Mr. Hyatt is the uncle of Alan J. Hyatt and does not participate in the evaluation and determination of Alan J. Hyatt's compensation.

How do we compensate executive officers?

         Summary of Cash and Certain Other Compensation. We have no full time employees, but rely on the employees of the Bank for the limited services that we require. All compensation paid to our officers is paid by the Bank.

         The following table contains information on the cash and non-cash compensation awarded to or earned by our Chief Executive Officer and each executive officer of the Bank that earned a salary and bonus in excess of $100,000 during the fiscal years ended December 31, 2002, 2001, and 2000. No other executive officer of the Company, the Bank or person performing a similar policy making function for us had a salary and bonus in excess of $100,000 during these same periods for services rendered in all capacities to the Company. There are no employment agreements with the Bank and its officers.


                           Annual Compensation                                  Long Term Compensation
                                                              Awards                             Payouts
Name                                                 Other         Restricted Securities
and                                                  Annual        Stock      Underlying     LTIP     All Other
Principal                                           Compen-        Award(s)    Options/     Payouts    Compen-
Position  Year    Salary ($)        Bonus ($)      sation ($)15      ($)       SARs (#)16     ($)     sation($)17
------ ------ ----------        ---------      ----------     ------------  --------      ---------   ------------

Alan J. Hyatt
CEO
         2002     178,675          113,000           1,200             ---      ---          ---      $2,938.33
         2001     162,430           94,400           1,200             ---      ---          ---      $2,938.33
         2000     150,400           78,660           1,200             ---      ---          ---      $2,938.33

Melvin E. Meekins, Jr.
Executive Vice-President
         2002     212,410           80,000           1,200             ---      ---          ---      $2,938.33
         2001     193,100           69,500           1,200             ---      ---          ---      $2,938.33
         2000     178,800           60,490           1,200             ---      ---          ---      $2,938.33

S. Scott Kirkley
Senior Vice- President
         2002     147,785           48,000           1,200             ---      ---          ---      $2,938.33
         2001     134,350           41,300           1,200             ---      ---          ---      $2,938.33
         2000     124,400           35,715           1,200             ---      ---          ---      $2,938.33

Cecelia Lowman
Principal Financial and Accounting Officer
         2002     104,899           30,000           1,200             ---      ---          ---      $2,938.33
         2001     95,362            24,883           1,200             ---      ---          ---      $2,938.33
         2000     88,298            21,637           1,200             ---      ---          ---      $2,938.33



15   SBI Mortgage Company directors' fees

16   No stock options were granted in the last five years.

17 Consists of insurance premiums paid by the Bank under a supplemental executive retirement plan.

What other benefits do Directors and Executive Officers receive?

         Annuities, Pensions And Retirement Benefits

         During 1985, the Bank established a defined contribution pension plan covering all employees. In 1989, that plan was converted to a 401(k) plan. The Bank contributes, on behalf of each employee, a matching contribution of fifty percent (50%) of salary deferred by an employee up to six percent (6%) of each participant's salary. The Bank's plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors.

         The following table sets forth for the fiscal year ended December 31, 2002, certain information regarding 401(k) benefits for Officers eligible for such benefits.

                         Amount contributed by Total
                       Severn during Severn's value at
Name of Individual           last audit period                  12/31/02
------------------      ---------------------------             ---------

Alan J. Hyatt                        $3,313                     $190,414

Melvin E. Meekins, Jr.               $5,807                     $288,899

S. Scott Kirkley                     $5,634                     $173,561

Cecelia Lowman                       $3,532                     $175,329

All Officers as a                   $18,286                     $828,203
Group (4)

         Effective January 1, 1990, the Company established an Employee Stock Ownership Plan (the "ESOP") for employees of the Bank and its subsidiaries. The ESOP provides an opportunity for the employees of the Bank to become shareholders and thus strengthen their direct interest in the success of the Bank. In addition, the ESOP assists the Bank in attracting and retaining capable personnel. As of December 31, 2002, a total of 376,593 shares of the Company's Common Stock were owned by the ESOP.

         The Bank has in place a Supplemental Executive Retirement Plan ("SERP") for executive officers, Alan J. Hyatt, Melvin E. Meekins, Jr., S. Scott Kirkley and Cecelia Lowman. Under the SERP, the Bank owns life insurance policies for the four named individuals, and contributes $11,753.32 per year, in the aggregate, to pay for premiums on life insurance policies insuring each of the aforementioned officers. Some of the officers make voluntary additional contributions toward the premiums on such policies.

         The death benefit and cash values under each insurance policy is payable to the Bank.

         Upon retirement from the Bank and the attainment of age 62, each of the above officers shall be entitled to an annual "Retirement Income Benefit" for ten (10) years in an amount which will be calculated at the time of retirement, based on available assets within the applicable insurance policy insuring each executive, and existing market conditions.

Stock Option Grants.

         Bancorp maintains a stock option plan which was ratified by Bancorp's shareholders at the 1998 annual meeting. The purpose of the plan is to advance the interest of Bancorp through providing select key employees and directors of Bancorp and its affiliates with the opportunity to acquire shares. By encouraging such stock ownership, Bancorp seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of Bancorp or any affiliate to promote the success of the business. The plan provides that the exercise price must be the market value per share as set by the mean between the bid and the asked price on the date of the award. The exception is for individuals owning shares representing more than ten percent (10%) of Bancorp's outstanding shares of common stock, in which case the exercise price must be not less than one hundred ten percent (110%) of the market value of the optioned shares on the date of the award. Incentive Stock Options ("ISO") granted become vested and exercisable, on a cumulative basis, with respect to twenty percent (20%) of the optioned shares upon each of the first five (5) anniversary dates of the grant. The awarding to directors of non-ISO options is not subject to vesting rules.

         There were no stock options granted to the Company's (or the Bank's) named executive officers during the year ended December 31, 2002.

Option Exercises and Values

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                               Number of
                                                                              Securities                   Value of
                                                                              Underlying                Unexercised
                                                                              Unexercised               In-the-Money
                                                                             Options/SARs at        Options/SARs at
                                                                                FY-END (%)                FY-End ($)
                       Shares Acquired                                        Exercisable/              Exercisable/
Name                    on Exercise ($)           Value Realized ($)         Unexercisable             Unexercisable
----                  ------------------        ------------------         -----------------         -------------
Alan J. Hyatt              18,000                    $ 80,100                  ----                      ----
Melvin E. Meekins, Jr.     18,000                     182,400                  ----                      ----
S. Scott Kirkley           12,000                      91,800                  ----                      ----
Cecelia Lowman             12,000                      91,800                  ----                      ----


         The following table details information regarding Bancorp's existing equity compensation plans as of December 31, 2002:

                                                                                                       (c)
                                       --------------------------                             Number of securities
                                                                                             remaining available for
                                                                             (b)              future issuance under
                                                                      Weighted-average         equity compensation
                                                  (a)                 exercise price of         plans (excluding
            Plan Category               Number of securities to     outstanding options,     securities reflected in
                                        be issued upon exercise      warrants and rights           column (a))
                                        of outstanding options,
                                          warrants and rights
Equity compensation plans approved
by security holders.................             18,000                      5.50                     70,500
Equity compensation plans not
approved by security holders........                  0                         0                          0
Total...............................             18,000                      5.50                     70,500


                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

What is our philosophy on executive compensation?

         Because we do not have any employees, compensation decisions are made by the Bank's Board of Directors. All non-employee directors serve as members of the Compensation Committee. Melvin Hyatt, a director of the Bank, does not participate in compensation decisions relating to Chief Executive Officer Alan
J. Hyatt, his nephew.

         The Bank's executive officers have no employment contracts. Annually, the Bank's Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to its executive officers is comparable to its peer group. Other factors used by the Compensation Committee in determining compensation for its executive officers include an assessment of the overall financial condition of the Bank, including an analysis of the Bank's asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank's return on average assets and return on equity is considered and compared to its peer group. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

         The Bank sponsors a 401(k) plan for retirement benefits to all of its employees including its executive officers, and executive officers participate in a Supplemental Executive Retirement Plan ("SERP"). Both the 401(k) Plan and SERP are described in this Proxy Statement under "Annuities, Pensions and Retirement Benefits" on page 11. The Bank maintains a stock option plan for key employees however no stock options have been granted recently, see "Stock Option Grants" on page 11.


How do we compensate our President and Chief Executive Officer?

         Mr. Hyatt, the President and Chief Executive Officer of the Company and the Bank and Chairman of the Board of each, received compensation for his services during 2002 from the Bank based on review of compensation paid for high performing companies within the Bank's peer group; and based on the factors described under our philosophy on executive compensation described above.

Report of the Board of Directors on executive compensation not to be incorporated by reference.

         This report of the Board of Directors on executive compensation should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference.

..........The following graph sets forth comparative information regarding the
Company's cumulative shareholder return on its Common Stock over the last five years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Severn Bancorp, Inc.'s cumulative shareholder return is based on an investment of $100 on December 31, 1997, and is compared to the cumulative total return of the NASDAQ Total US Index and the SNL Securities LC Thrift Index for thrifts with total assets between $.25 and $.5 billion (the "SNL Thrift ($.25B to $.5B) Index")

             Comparison of Cumulative Total Return Among
            Severn, NASDAQ Total US and SNL Thrift ($.25B to
        $.5B) Index from December 31, 1997 to December 31, 2002

           Severn Bancorp.

                                                                       Period Ending
Index                                         12/31/97    12/31/98    12/31/99     12/31/00    12/31/01    12/31/02
--------------------------------------------------------------------------------------------------------------------
Severn Bancorp, Inc.                            100.00      139.60      158.07       131.18      181.38      328.09
NASDAQ - Total US*                              100.00      140.99      261.48       157.42      124.89       86.33
SNL $250M-$500M Thrift Index                    100.00       86.81      102.04       113.74      161.78      211.37



Note: 12/31/97 and 12/31/98 price data was supplied by the company.

                          REPORT OF THE AUDIT COMMITTEE

         Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors. T. Theodore Schultz is the Chairman of the Audit Committee and serves as its financial expert. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with auditing standards generally accepted in the United States of America. The Audit Committee has the responsibility to monitor and oversee these processes.

         Without management representation, the Audit Committee met separately with the independent accountants to review the results of their audit, their evaluation of our internal controls, and the overall quality of the our accounting and financial reporting.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board of Directors, the selection of our independent auditors, Anderson Associates, LLP. The firm has discussed with the Audit Committee and provided written disclosures to the Audit Committee on (1) that firm's independence as required the Independence Standards Board and (2) the matters required to be communicated under auditing standards generally accepted in the United States of America.

Relationship with Independent Auditors

         Anderson Associates, LLP, who performed audit services for us in 2002, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 1990. Anderson Associates, LLP performed all of its services in 2002 at customary rates and terms. Representatives of Anderson Associates, LLP will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

         Audit fees

         Aggregate fees billed for audit of our 2002 financial statements and
review of our 2002 quarterly Forms 10-Q                                 $74,830

         Financial information systems design and implementations fees

         Anderson Associates, LLP did not provide any financial information system design and implementation services during the year ended December 31, 2002.

         All other fees

         Aggregate fees billed for 2002 for all other services          $37,180

         "All other services" includes (i) Federal Home Loan Bank collateral verification procedures; (ii) assistance with evaluating the effect of corporate structure changes and various accounting and reporting issues; (iii) preparation of tax returns; (iv) agreed upon procedures; and (v) review and verification of the Company's Form 10 Registration Statement.

         The Audit Committee reviews summaries of the services provided by Anderson Associates, LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Anderson Associates, LLP.

Certain Relationships and Transactions Where Certain Persons Have Material Interests

         Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as Director and President of the Company and the Bank, is a partner of the law firm of Hyatt, Peters & Weber, LLP, which serves as general counsel to the Company and the Bank. The law firm of Hyatt, Peters & Weber, LLP received fees in the amount of $161,890 for services rendered to the Company and to the Bank and its subsidiaries for the year ended December 31, 2002. The law firm received $300,437 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2002. Additionally, that law firm received $31,516 in trustee's commissions arising from the sale of foreclosed real estate by the Bank.

         A subsidiary of the Bank, Homeowner's Title and Escrow Corporation, leases space at 1923 West Street from Hyatt, Peters & Weber, LLP. The lease is dated November 1990 with an original term of three (3) years, and a continuing month-to-month term thereafter. The rent paid in 2002 was $26,561.74, subject to increases annually based upon Consumer Price Index. Homeowner's has no obligation to continue to rent the facility in the future, but it anticipates that it will continue to do so.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

         Any proposal that a Company shareholder wishes to have included in the Company's proxy statement and form of proxy relating to the Company's 2004 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Severn Bancorp, Inc., 1919 A West Street, Annapolis, Maryland 21401 at least 60 days prior to the Company's 2004 annual meeting. As of the date of mailing of this proxy statement, the date of the 2004 annual meeting has not yet been scheduled, however, it is anticipated that it will take place in late April 2004. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2002 accompanies this Proxy Statement.

         Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the exhibits thereto required to be filed with the Commission under the Securities Exchange Act of 1934. Such written request should be directed to:

                   S. Scott Kirkley
                   Senior Vice President and Secretary
                   Severn Bancorp, Inc.
                   1919A West Street
                   Annapolis, Maryland  21401

The Form 10-K is not part of the proxy solicitation materials.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company's equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to the Company's officers, directors, and more than 10% owners were complied with on a timely basis.

                               OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                   By order of the Board of Directors

                                         /s/

                                   S. Scott Kirkley
                                   Secretary

Annapolis, Maryland
March 27, 2003

                                   Appendix A

                              SEVERN BANCORP, INC.
                      AUDIT AND EXAMINING COMMITTEE CHARTER
General:

This charter establishes the duties of the Audit Committee (the "Audit Committee") of the Board of Directors of Severn Bancorp, Inc. (the "Company").

The Audit Committee will review and assess the adequacy of this written charter annually and recommend changes to the Board of Directors when necessary. The Audit Committee will report its activities to the full Board of Directors on a regular basis and make such recommendations to the Board as the Audit Committee may deem necessary or appropriate.

The Audit Committee assists the Board of Directors in fulfilling its statutory and fiduciary responsibilities relating to internal control, accounting policies, and auditing and reporting practices. This Committee will serve as the audit committee for all Company subsidiaries as permitted by local laws and banking regulations.

The Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

The Board of Directors has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants (or to nominate the independent public accountants). The management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for planning and carrying out proper audits and other procedures, including reviews of the Company's unaudited interim consolidated financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

Membership Requirements:

The Audit Committee members will be appointed by the Board of Directors. The Committee shall be comprised of three. or more members as determined by the Board of Directors and will be based on the specific needs of the Company and by regulation. No members will have relationship to the Company that may interfere with the exercise of their independence from management and the Company, as determined by the Board of Directors in its business judgment. All members shall have basic financial literacy, and at a minimum, one member of the Audit Committee will have accounting or related financial management expertise, as determined by the Board of Directors. The composition of the Audit Committee and its independence will be reviewed periodically by the Board of Directors.

Meetings:

The Audit Committee will meet as often as necessary to fulfill its duties and responsibilities. Minutes of all meetings will be maintained and will be approved by the Audit Committee.

The Audit Committee will meet separately at least quarterly with each of management and the independent public accountants to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants or any special counsel or advisors to the Audit Committee to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Duties and Responsibilities:

                      Independent Public Accountants

The Audit Committee will discuss with management the selection and termination of the independent public accountants and will provide advice regarding the evaluation, selection and termination of the independent public accountants to the Board of Directors and shareholders. In recommending the independent public accountants, the Audit Committee will receive from the independent public accountants written disclosures about their independence, and discuss with them any factors, which might detract from their independence. The Audit Committee shall review the fees charged by the independent public accountants for audit and non-audit services. The independent public accountants are ultimately accountable to the Board of Directors, as assisted by the Audit Committee.

The Audit Committee will review management's and its independent public accountants' assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention and detection of management override or compromise of the internal control system.

The Committee will review the independent public accountants' judgment about the quality of accounting principles as applied in financial reporting.

The Audit Committee will review and discuss with management and its independent public accountants the scope of services required at the commencement of the audit, matters relating to the conduct of the audit and the results of the audit. The Committee will review with the independent public accountants their review of the Company's unaudited interim consolidated financial statements included in Form 10-Q and reports on other communications as required by or referred to in Statement on Auditing Standards No. 61.

                              Internal Audit

The Audit Committee will discuss with management matters pertaining to internal auditing of the Company, and will provide advice to the Board of Directors and shareholders regarding the evaluation and selection of internal auditing methods and the creation and implementation of the Company's annual internal audit plan. The Audit Committee will review the annual internal audit plan and its objectives. Periodically, the Audit Committee will review reports describing progress against this plan and describing significant deficiencies in the system of internal controls, significant operating issues or other matters of interest to the Audit Committee.

                   Compliance to Laws and Regulations

The Audit Committee will review with management and its independent public accountants the Company's year-end consolidated financial statements and the related opinion thereon prior to filing with the Securities and Exchange Commission.

The Audit Committee shall obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

The Audit Committee shall discuss with management and the independent public accountants, as appropriate, significant proposed or contemplated changes to the Company's auditing and accounting principles, policies, controls, procedures and practices, and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

The Audit Committee will prepare and review with its independent public accountants the report relating to its oversight rote as required by the Securities and Exchange Commission, for inclusion in the Company's annual proxy statement.

The Audit Committee will review with management and its independent public accountants the content and the basis for reports, issued to comply with the laws and regulations required under the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA).

The Committee will review with management and compliance officer(s) the Company's compliance with laws and regulations, including the laws and regulations relating to safety and soundness designated by the FDIC and appropriate federal banking agency.

The Committee will review all regulatory examination reports and management's response thereon.

                                   Other

The Committee may perform or supervise special investigations, which it deems appropriate.

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.